Exhibit 10.6

WYNN RESORTS, LIMITED 2002 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Employee:

Pursuant to the terms of the Wynn Resorts, Limited 2002 Stock Incentive Plan (the “Plan”), Wynn Resorts, Limited, a Nevada corporation (the “Company”), hereby offers to grant to you (the “Grantee”) a Stock Award of Shares of Company Common Stock as set forth immediately below, on the terms and conditions and subject to the restrictions set forth in the Plan and this Restricted Stock Agreement (the “Agreement”). To accept this offer, sign one copy of this Agreement and return it by [ ] to the General Counsel, Wynn Resorts, Limited, Legal Department, 3131 Las Vegas Blvd South, Las Vegas, Nevada 89109.

Grantee:

Stock Award: Shares of Common Stock

Grant Date:

Purchase Price: None

Vesting Date:                      or earlier pursuant to Sections 3(c), 3(d) or 3(e) below.

1. Definitions. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the same meanings as in the Plan.

2. Grant. The Company hereby grants the Stock Award set forth above to Grantee, subject to the terms and conditions of this Agreement and the Plan.

3.	Restrictions

(a) Subject to Sections 3(c), 3(d), 3(e) and 4, shares granted pursuant to the Stock Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered and shall be subject to a risk of forfeiture as described in Section 3(b) until the Vesting Date and any additional requirements or restrictions contained in this Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

(b) Except as otherwise provided under the terms of the Plan and subject to Sections 3(c) and 3(d), if Grantee’s employment with the Company is terminated for any reason, then this Agreement shall terminate and all rights of the Grantee with respect to Shares granted pursuant to the Stock Award that have not vested up to the date of termination shall immediately terminate. The Shares granted pursuant to the Stock Award that are subject to restrictions upon the date of termination, and any and all accrued but unpaid dividends thereon, shall be forfeited to the Company without payment of any consideration by the Company, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Stock Award or accrued but unpaid dividends in connection therewith.

(c) In the event that Grantee’s employment with the Company or one of the Company’s affiliates is terminated by the Company (or one of its affiliates) without “Cause” prior to the Vesting Date, the restrictions set forth in Section 3(a) shall lapse and the Shares granted pursuant to the Stock Award shall vest pro-rata, determined based upon: a fraction, the numerator of which shall be the number of whole months between the Grant Date and the date of termination of Grantee’s Continuous Status as an Employee, Director or Consultant, and the denominator of which shall be the number of whole months between the grant date and                     , and such vested Shares shall become fully and freely transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws) and non-forfeitable; provided further, however, that the Company’s Right of First Refusal (described in Section 4, below) shall apply upon and after such vesting. As used in this Section 3(c) “Cause” shall have the meaning set forth in a Grantee’s employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (i) acts or omissions by the Grantee which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (ii) the Grantee personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by the Grantee or Grantee’s conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (iv) any material misuse or improper disclosure of confidential or proprietary information of the Company.

(d) In the event of termination of Grantee’s Continuous Status as an Employee, Director or Consultant as a result of Grantee’s death or Disability, this Stock Award shall immediately vest in full and such vested Shares shall become fully and freely transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws) and non-forfeitable; provided further, however, that the Company’s Right of First Refusal (described in Section 4, below) shall apply upon and after such vesting.

(e) In the event of a Change of Control (as defined below), this Stock Award shall immediately vest in full and such vested Shares shall become fully and freely transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws) and non-forfeitable.

For the purposes of this Stock Award, “Change of Control” shall mean the occurrence of any one of the following events:

(i) the direct or indirect acquisition by an unrelated “Person” or “Group” of “Beneficial Ownership” (as such terms are defined below) of more than fifty percent (50%) of the voting power of the Company’s issued and outstanding voting securities in a single transaction or a series of related transactions;

(ii) the direct or indirect sale or transfer by the Company of substantially all of its assets to one or more unrelated Persons or Groups in a single transaction or a series of related transactions;

(iii) the merger, consolidation or reorganization of the Company with or into another corporation or other entity in which the Beneficial Owners of more than fifty percent (50%) of the voting power of the Company’s issued and outstanding voting securities immediately before such merger or consolidation do not own more than fifty percent (50%) of the voting power of the issued and outstanding voting securities of the surviving corporation or other entity immediately after such merger, consolidation or reorganization; or

(iv) more than fifty percent (50%) of the members of the Company’s Board of Directors (the “Board”) are individuals who were neither members of the Board immediately following the closing of the Company’s initial public offering nor individuals whose election (or nomination for election) to the Board was approved by a vote of at least fifty percent (50%) of the members of the Board immediately before such election or nomination (“Approved Directors”).

For purposes of determining whether a Change of Control has occurred, the following Persons and Groups shall not be deemed to be “unrelated”: (i) Stephen A. Wynn, the spouse, siblings, children, grandchildren or great grandchildren of Stephen A. Wynn, any trust primarily for the benefit of the foregoing persons, or any affiliate of any of the foregoing persons, (B) any Person or Group directly or indirectly having Beneficial Ownership of more than fifty percent (50%) of the issued and outstanding voting power of Company’s voting securities immediately before the transaction in question, (C) any Person or Group of which the Company has Beneficial Ownership of more than fifty percent (50%) of the voting power of the issued and outstanding voting securities immediately before the transaction in question, and (D) any Person or Group of which more than fifty percent (50%) of the voting power of the issued and outstanding voting securities are owned, directly or indirectly, by Beneficial Owners of more than fifty percent (50%) of the issued and outstanding voting power of the Company’s voting securities immediately before the transaction in question. The terms “Person,” “Group,” “Beneficial Owner,” and “Beneficial Ownership” shall have the meanings used in the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”). Notwithstanding the foregoing, an individual shall not be deemed to be an Approved Director if such individual became a member of the Board as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a “Proxy Contest”), or as a result of an agreement to avoid or settle an Election Contest or Proxy Contest.

4. Right of First Refusal

(a) Except as provided in Section 4(e) below, in the event Grantee, Grantee’s legal representative, or other holder of Shares acquired under this Agreement proposes to sell, exchange, transfer, pledge, or otherwise dispose (each a “Transfer”) of any vested Shares (the “Transfer Shares”), the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 4 (the “Right of First Refusal”). This Right of First Refusal terminates in accordance with Section 4(e).

(b) Prior to any Transfer of the Transfer Shares, Grantee shall deliver written notice (the “Transfer Notice”) to the Company describing fully the proposed Transfer, including the number of Transfer Shares and the proposed Transfer price. In the event of a bona fide gift or involuntary Transfer, the proposed Transfer price shall be deemed to be the Fair Market Value of the Transfer Shares on the date of the proposed Transfer.

(c) Upon receipt of the Transfer Notice, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and Grantee otherwise agree) at the Fair Market Value of such Shares on the date such right is exercised by delivery to Grantee of a notice of exercise of the Right of First Refusal within two (2) business days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any Transfer shall not affect the Company’s right to exercise the Right of First Refusal with respect to any other Transfer. If the Company exercises the Right of First Refusal, the Company and Grantee shall thereupon consummate the sale of the Transfer Shares to the Company within five business (5) business days after the date the Transfer Notice is delivered to the Company.

(d) If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and Grantee otherwise agree) within the period specified in Section 4(c) above, Grantee may Transfer the Transfer Shares described in the Transfer Notice, provided such transaction occurs not later than ten (10) business days following delivery to the Company of the Transfer Notice. Any subsequent Transfer by Grantee, shall again be subject to the Right of First Refusal and shall require compliance by Grantee with the procedure described in this Section 4.

(e) The Right of First Refusal shall not apply to any Transfer or exchange of Shares if such Transfer or exchange is in connection with an Change of Control. In addition, notwithstanding anything herein to the contrary, the Right of First Refusal shall terminate upon a Change of Control.

5. Voting and Other Rights. Grantee shall have all the rights of a shareholder with respect to the Common Stock issued pursuant to the Stock Award, including the right to vote such Shares; provided, however, that dividends or distributions paid with respect to any such Shares which have not vested shall be deposited with the Company and shall be subject to forfeiture until the underlying Shares have vested unless otherwise determined by the Administrator in its sole discretion. Grantee shall not be entitled to interest with respect to the dividends or distributions so deposited.

6. Retention of Share Certificates by Company. The certificate(s) representing Shares of the Stock Award shall be held by the Company in an escrow until the earlier of: (i) the termination of this Stock Award pursuant to Section 3 above, or (ii) the expiration of the Company’s Right of First Refusal.

7. Taxes and Withholding. Upon the vesting of the Shares of the Stock Award as provided in Section 3 hereof, the Company is required to withhold for taxes, and unless the Administrator permits or requires the Grantee to pay the tax obligations in such other form(s) of consideration as the Administrator in its discretion shall specify pursuant to the Plan, the tax withholding obligation shall be funded by the Company withholding from the Shares vesting on the applicable Vesting Date the whole number of Shares (rounded up) having a Fair Market Value on the Vesting Date sufficient to satisfy the tax obligation. If the withheld Shares are not sufficient to pay the tax withholding obligation, the Grantee shall pay to the Company on the Vesting Date any amount of the tax withholding obligation that is not satisfied by the withholding of Shares described above, and if the withheld Shares are more than sufficient to satisfy the exercise price the Company shall make such arrangement as it determines appropriate to credit such amount for the Grantee’s benefit.

8. Agreement Subject to Plan. This Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

9. No Rights to Continuation of Employment. Nothing in the Plan or this Agreement shall confer upon Grantee any right to continue in the employ of the Company or any subsidiary thereof or shall interfere with or restrict the right of the Company or its stockholders (or of a subsidiary or its stockholders, as the case may be) to terminate Grantee’s employment any time for any reason whatsoever, with or without cause.

10. Equitable Relief. The Grantee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Grantee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

11. Arbitration.

(a) General. Except as provided in Section 10, any controversy, dispute, or claim between the parties to this Agreement, including any claim arising out of, in connection with, or in relation to the formation, interpretation, performance or breach of this Agreement shall be settled exclusively by arbitration, before a single arbitrator, in accordance with this Section 11 and the then most applicable rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Such arbitration shall be administered by the American Arbitration Association. Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature. Notwithstanding the foregoing, either party may in an appropriate matter apply to a court for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief. Unless mutually agreed by the parties otherwise, any arbitration shall take place in Las Vegas, Nevada.

(b) Selection of Arbitrator. In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators drawn by the parties at random from the “Independent” (or “Gold Card”) list of retired judges or, at the option of the Grantee, from a list of nine persons (which shall be retired judges or corporate or litigation attorneys experienced in stock options and buy-sell agreements) provided by the office of the American Arbitration Association having jurisdiction over Las Vegas, Nevada. If the parties are unable to agree upon an arbitrator from the list so drawn, then the parties shall each strike names alternately from the list, with the first to strike being determined by lot. After each party has used four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

(c) Applicability of Arbitration; Remedial Authority. This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph the parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator. The remedial authority of the arbitrator (which shall include the right to grant injunctive or other equitable relief) shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he or it would be entitled to summary judgment if the matter had been pursued in court litigation. In the event of a conflict between the applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern.

(d) Fees and Costs. Any filing or administrative fees shall be borne initially by the party requesting arbitration. The Company shall be responsible for the costs and fees of the arbitration, unless the Grantee wishes to contribute (up to 50%) of the costs and fees of the arbitration. Notwithstanding the foregoing, the prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees.

(e) Award Final and Binding. The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of the provisions of this paragraph, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the arbitration provisions of this Agreement are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

12. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Nevada applicable to agreements made and to be performed wholly within the State of Nevada.

13. Agreement Binding on Successors. The terms of this Agreement shall be binding upon Grantee and upon Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

14. No Assignment. Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by Grantee.

15. Necessary Acts. Grantee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

16. Invalid Provisions. If any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable laws such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

17. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sufficient in all respects only if delivered in person or sent via certified mail, postage prepaid, or by expedited mail service, or facsimile, addressed as follows:

If to Grantee:	_______________________
_______________________

If to the Company:	Wynn Resorts, Limited 3131 Las Vegas Boulevard South Las Vegas, NV 89109 Attn: Legal Department Fax: 702 770-1518

18. Legend. In addition to any other legend which may be required by agreement or Applicable Laws, each share certificate representing Shares shall have endorsed upon its face a legend in substantially the form set forth below:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VESTING AND TO CERTAIN RESTRICTIONS ON TRANSFER, SALE AND HYPOTHECATION. A COMPLETE STATEMENT OF THE TERMS AND CONDITIONS GOVERNING SUCH RESTRICTIONS IS SET FORTH IN AN AGREEMENT, DATED AS OF                     , 2008, A COPY OF WHICH IS ON FILE AT THE CORPORATION’S PRINCIPAL OFFICE.

19. Tax Representation. The Grantee has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statement or representations of the Company or any of its agents. The Grantee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Agreement.

20. Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

21. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and taken together shall constitute one and the same document.

23. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on                     , 2008.

WYNN RESORTS, LIMITED

By:

Print Name:

Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

GRANTEE

Signature:

Print Name: